                                                      Registration No. 333-8081



                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                        PRE-EFFECTIVE AMENDMENT NUMBER 1
                                       TO
                             REGISTRATION STATEMENT
                                   ON FORM S-3
                                      Under
                           THE SECURITIES ACT OF 1933
                           COMMISSION FILE NO. 0-14278


                              MICROSOFT CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         WASHINGTON                                              91-1144442
(State or other jurisdiction                                   (IRS Employer
of incorporation or organization)                           Identification No.)

                                ONE MICROSOFT WAY
                         REDMOND, WASHINGTON 98052-6399
                                 (206) 882-8080
              -----------------------------------------------------
                   (Address, including zip code, and telephone
              number including area code, of registrant's principal
                                executive office)

                               Robert A. Eshelman
                            Associate General Counsel
                                One Microsoft Way
                         Redmond, Washington 98052-6399
                                 (206) 882-8080
            ---------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                        Copies of all communications to:
                                 Richard B. Dodd
                            Christopher H. Cunningham
                              Preston Gates & Ellis
                              5000 Columbia Center
                                701 Fifth Avenue
                         Seattle, Washington 98104-7078

         Approximate date of commencement of proposed sale to the public: At such time or times after the effective date of this Registration Statement as the Selling Shareholder shall determine.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:

                                      / /


         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box:

                                      /X/


         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.


                         CALCULATION OF REGISTRATION FEE

Title of each class                             Proposed maximum       Proposed maximum
of securities to be        Amount to be        offering price per     aggregate offering         Amount of
    registered             registered*              share*                 price**           registration fee
- -------------------        ------------        ------------------     ------------------     ----------------
    Common shares         322,850 shares           $116.0625             $37,470,778           $12,920.96***
      par value             170 shares              $124.00                $21,080                $100.00
       $.00005            (323,020 total)



         * This Pre-Effective Amendment Number 1 supplements the initial registration statement filed July 12, 1996 with the registration of an additional 170 shares. Pursuant to Rule 457(a), a filing fee of $100.00 has been paid with respect to the 170 additional shares registered herewith.

         ** Estimated pursuant to Rule 457(c) solely for purposes of calculating amount of registration fee, based upon the average of the high and low prices reported on July 11, 1996 and August 7, 1996, as reported on the Nasdaq Stock Market.

         *** Previously paid.


                 The Index to Exhibits is located at Page II-4.

                                TABLE OF CONTENTS

                                                                                                     PAGE

AVAILABLE INFORMATION.............................................................................      2
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE.................................................      2
THE COMPANY.......................................................................................      3
SELLING SHAREHOLDERS..............................................................................      3
LEGAL MATTERS.....................................................................................      4
EXPERTS...........................................................................................      4
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES...............      4
INFORMATION NOT REQUIRED IN PROSPECTUS............................................................   II-1
SIGNATURES........................................................................................   II-3
INDEX TO EXHIBITS.................................................................................   II-4

                                   PROSPECTUS


                              MICROSOFT CORPORATION
                              323,020 Common Shares

                         Par Value of $.00005 Per Share

                    ----------------------------------------


         This Prospectus relates to up to 323,020 shares of common stock (the "Shares") of Microsoft Corporation, a Washington corporation ("Microsoft"), which may be offered from time to time by the selling shareholders named herein (the "Selling Shareholders"). Microsoft will not receive any of the proceeds from the sale of the Shares. Microsoft will bear the costs relating to the registration of the Shares estimated to be approximately $19,020.


         The Shares are registered as a result of the merger (the "Merger") of Microsoft with eShop Inc., a California corporation ("eShop"). Pursuant to the Merger, Microsoft agreed to register the Shares received by each Selling Shareholder in connection with the Merger. In an agreement related to the Merger, each Selling Shareholder entered into an investment agreement with Microsoft (the "Investment Agreement"). The Investment Agreement limits the amount of Shares the Selling Shareholder may sell until July 15, 1997.


         Microsoft has been advised by each Selling Shareholder that, subject to the terms of the Investment Agreement, the Selling Shareholder expects to offer
his, her, or its Shares to or through brokers and dealers and   underwriters to
be selected by the Selling Shareholder from time to time. In addition, the Shares may be offered for sale through the Nasdaq Stock Market, in the over-the-counter market, through a market maker, in one or more private transactions, or a combination of such methods of sale, at prices and on terms then prevailing, at prices related to such prices, or at negotiated prices.
Each Selling Shareholder may pledge all or a portion of the Shares owned by him or her as collateral in loan transactions. Upon default by such a Selling Shareholder the pledgee in such loan transaction would have the same rights of sale as the Selling Shareholder under this Prospectus. The Selling Shareholder also may enter into exchange traded listed option transactions which require the delivery of the Shares listed hereunder. Subject to the terms of the Investment Agreement, each Selling Shareholder may also transfer Shares owned by him, her, or it in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such Selling Shareholder under this Prospectus. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 of the Securities Act of 1933, as amended (the "1933
Act"), may be sold under Rule 144 rather than pursuant to this Prospectus. Finally, each Selling Shareholder and any brokers and dealers through whom sales of the Shares are made may be deemed to be "underwriters" within the meaning of the 1933 Act, and the commissions or discounts and other compensation paid to such persons may be regarded as underwriters' compensation.

         The Shares are traded on the Nasdaq Stock Market. The average of the high and low prices of the Shares as reported on the Nasdaq Stock Market on July 11, 1996 was $116.0625 per Share.


  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
 OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                    ----------------------------------------


                 The date of this Prospectus is August 14, 1996.


         All of the securities to be registered hereby are to be offered for the account of security holders.

                              AVAILABLE INFORMATION

         Microsoft is subject to the informational requirements of the Securities Exchange Act of 1934 and files reports and other information with the Securities and Exchange Commission (the "Commission") in accordance therewith. Such reports, proxy statements, and other information filed by Microsoft are available for inspection and copying at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the Commission's Regional Offices located at Room 1028, Jacob
K. Javits Federal Building, 26 Federal Plaza, New York, New York 10278 and Room 3190, Kluczynski Federal Building, 230 South Dearborn Street, Chicago, Illinois 60604. Copies of such material may be obtained by mail from the Public Reference Section of the Commission at 450 Fifth St., N.W., Judiciary Plaza, Washington, D.C. 20549, at prescribed rates. Microsoft's Shares are listed on the Nasdaq Stock Market. In addition to the addresses listed above, reports, proxy statements, and other information concerning Microsoft can be inspected at the offices of the Nasdaq Stock Market.

                    ----------------------------------------

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The following documents filed by Microsoft with the Commission are incorporated by reference in this Prospectus:

         1. Microsoft's Annual Report on Form 10-K for the year ended June 30, 1995.

         2. Microsoft's Proxy Statement dated September 25, 1995.

         3. Microsoft's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995.

         4. Microsoft's Quarterly Report on Form 10-Q for the quarter ended December 31, 1995.

         5. Microsoft's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996.

         6. The description of the Common Stock of Microsoft which is contained in the registration statement of Microsoft filed on Form S-4, dated February 17, 1995.

         All documents filed by Microsoft pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Shares offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof.

         Microsoft hereby undertakes to provide without charge to each person to whom this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any and all of the foregoing documents incorporated herein by reference (other than exhibits to such documents which are not specifically incorporated by reference into the information that this Prospectus incorporates). Written or telephone requests should be directed to Investor Relations Department, Microsoft Corporation, One Microsoft Way, Redmond, Washington 98052-6399, telephone number (206) 882-8080.

         No dealer, salesman, or any other person has been authorized to give any information or to make any representation not contained in this Prospectus, and, if given or made, such information and representation must not be relied upon as having been authorized by Microsoft. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any state to any person to whom it is unlawful to make such offer in such state. Neither the delivery of this Prospectus nor any sales made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Microsoft since the date hereof.

                    ----------------------------------------

         This Prospectus constitutes a part of a Registration Statement which Microsoft has filed with the Commission under the 1933 Act, with respect to the Shares. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and related Exhibits thereto for further information with respect to Microsoft and the securities offered hereby. Such additional information can be obtained from the Commission's office in Washington, D.C. Any statements contained herein concerning the provisions of any documents are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                                   THE COMPANY

         Microsoft Corporation, a Washington corporation, has its principal executive offices at One Microsoft Way, Redmond, Washington 98052-6399, telephone number (206) 882-8080. Microsoft was founded as a partnership in 1975 and was incorporated in 1981. Microsoft develops, manufactures, licenses, sells, and supports a wide range of software products, including operating system platforms for personal computers (PCs), workstations, and servers; business and consumer applications for productivity, reference, education, and entertainment; and development tools. Microsoft also offers an online service, sells personal computer books and input devices, and is engaged in the research and potential development of advanced technology software products. Microsoft's products are available for 16-bit and 32-bit microcomputers, including AST Research, Acer, Apple, Digital Equipment Corporation, Dell, Compaq, Gateway 2000, Hewlett-Packard, International Business Machines (IBM), NEC, Olivetti, Packard Bell, and Toshiba. Microsoft develops most of its software products internally using proprietary development tools and methodology. Microsoft markets and distributes its products domestically and internationally through the original equipment manufacturer ("OEM") channel and through the finished goods channels primarily by means of independent distributors and resellers.

                              SELLING SHAREHOLDERS


         All of the Shares described in this Prospectus will be owned immediately after registration by the individuals listed below. All of the shares offered below were acquired in connection with the Merger. Certain of the Selling Shareholders, indicated below with an asterisk (*), have recently become employees of Microsoft, but otherwise, the Selling Shareholders have no material relationship with Microsoft.



                                                   Microsoft Shares
                    Name of                         Owned Prior to        Received from            Shares
           Selling Shareholders (1)                    Offering              Microsoft           Owned (2)
- ------------------------------------------         ----------------       -------------          ---------
Kursh, Elroy D.                                            0                  3,769                3,769
Kursh, Deanna C.                                           0                  3,230                3,230
Merrill, Pickard, Anderson                                 0                  29,866               29,866
MPAE V Affiliates Fund LP                                  0                  1,248                1,248
Technology Venture Investors-IV, L.P. (3)                  0                  56,225               56,225
Oak Partners                                               0                  34,544               34,544
Nippon Enterprise Dev.                                     0                  9,864                9,864
Oak Investment Partners                                    0                  5,785                5,785
Oak V Affiliates                                           0                   130                  130
General Electric Capital Corporation                       0                  69,013               69,013
Leasing Technologies International, Inc.                   0                   273                  273
AT&T                                                       0                  16,430               16,430
Axelrod, Josh*                                             0                  1,017                1,017
Blinn, Arnold*                                             0                  14,742               14,742
Buechler, Kurt*                                            0                  1,915                1,915
Cohen, Michael*                                            0                  1,174                1,174
Craig, Brian*                                              0                   989                  989
Hodges, Avril                                              0                   830                  830

Kursch, Matt                                               0                  23,005               23,005
Levinger, Deborah*                                         0                   511                  511
Lorton, Michael*                                           0                   574                  574
MacInnis, Andrew                                           0                  1,127                1,127
Poole, Will*                                               0                  15,106               15,106
Samaniego, Charlene*                                       0                   128                  128
Stein, Greg*                                               0                  12,763               12,763
Weinstein, Jonathan*                                       0                  1,255                1,255
Solomon, Michael                                           0                  1,277                1,277
Flaa, Jennifer                                             0                   172                  172
Gonzales, Michael                                          0                   241                  241
Katz, Steven                                               0                   426                  426
Kursh, Franci                                              0                   396                  396
Nugent, Mason                                              0                    61                   61
Omidyar, Pierre                                            0                  10,335               10,335
Peterson, Steve                                            0                  3,112                3,112
Podell, Jack                                               0                   176                  176
Purnaveja, Audi                                            0                   749                  749
Stephen, Craig                                             0                   562                  562
Total                                                      0                 323,020              323,020


         (1) None of the Selling Shareholders held any office with Microsoft during the last three years.

         (2) All amounts are less than 1% of the issued and outstanding shares of common stock of Microsoft.

         (3) David F. Marquardt is a general partner of TVI Management-4, L.P., which is the general partner of Technology Venture Investors-4, L.P. Mr. Marquardt is a member of Microsoft's Board of Directors. In addition, a number of the limited partners of TVI Management-4, L.P. have relationships with Microsoft. These include William H. Gates III, Jon A. Shirley, and Paul Allen, all members of Microsoft's Board of Directors, and Steven A. Ballmer, who is the Executive Vice President, Sales and Support of Microsoft.

                        --------------------------------

                                  LEGAL MATTERS

         The validity of the Shares offered hereby will be passed upon for Microsoft by Preston Gates & Ellis, 5000 Columbia Center, 701 Fifth Avenue, Seattle, Washington 98104. Attorneys who are partners or employed by Preston Gates & Ellis who have provided advice with respect to the Merger in the aggregate own less than 50,000 Shares.

                                     EXPERTS

         The consolidated financial statements of Microsoft as of June 30, 1995, and 1994 and for each of the three years in the period ended June 30, 1995, incorporated by reference in this Prospectus from Microsoft's Annual Report on Form 10-K, have been audited by Deloitte & Touche LLP, independent public accountants, as stated in their report which is incorporated herein by reference, and have been so incorporated in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

         Article XII of Microsoft's Restated Articles of Incorporation authorizes Microsoft to indemnify any present or former director, officer, employee, or agent of Microsoft, or a person serving in a similar post in another organization at the request of Microsoft, against expenses, judgments, fines, and amounts paid in settlement incurred by him in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, to the fullest extent not prohibited by the Washington Business Corporation Act, public policy or other applicable law. Chapter 23B.08.510 and .570 of the Washington Business Corporation Act authorizes a corporation to indemnify its directors, officers, employees, or agents in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including provisions permitting advances for expenses incurred) arising under the 1933 Act.

         Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, or persons controlling the registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

$1,000

         The expenses relating to the registration of Shares will be borne by the registrant. Such expenses are estimated to be as follows:


                  Registration Fee--                                 $13,020.96
                  Securities and Exchange Commission
                  Accountant's Fees                                      $1,000
                  Legal Fees                                          $4,000.00
                  Miscellaneous                                       $1,000.00
                           Total                                     $19,020.96


Item 15. Indemnification of Directors and Officers.

         Article XII of the Restated Articles of Incorporation of Microsoft authorizes Microsoft to indemnify any present or former director or officer to the fullest extent not prohibited by the Washington Business Corporation Act, public policy or other applicable law. Chapter 23B.8.510 and .570 of the Washington Business Corporation Act authorizes a corporation to indemnify its directors, officers, employees, or agents in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including provisions permitting advances for expenses incurred) arising under the 1933 Act.

         The directors and officers of Microsoft are entitled to indemnification by the Selling Shareholders against any cause of action, loss, claim, damage, or liability to the extent it arises out of or is based upon the failure of the Selling Shareholder (or his donees, legatees, or pledgees) and each underwriter to comply with the Prospectus delivery requirements under the federal securities laws or any applicable state securities laws or upon any untrue statement or alleged untrue statement or omission or alleged omission made in this Registration Statement and the Prospectus contained herein, as the same shall be amended or supplemented, made in reliance upon or in conformity with written information furnished to Microsoft by such Selling Shareholder or such underwriter.

Item 16. List of Exhibits.

         The Exhibits to this registration statement are listed in the Index to Exhibits on page II-4.

Item 17. Undertakings.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Microsoft pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    [Remainder of Page Intentionally Omitted]

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redmond, State of Washington on the 7th day of August 1996.

                                       MICROSOFT CORPORATION


                                       /s/  William H. Gates III
                                       ----------------------------------------
                                       William H. Gates III
                                       Chairman and Chief Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


/s/  William H. Gates III                        Dated August 7, 1996
- ---------------------------
William H. Gates III
Chairman and CEO
Principal Executive Officer


Michael W. Brown                         )       Dated August 7, 1996
Vice President, Finance; Chief Financial )
Officer  (Principal Financial and        )       By  /s/  William H. Gates
                                         )          ---------------------------
Accounting  Officer)                     )       William H. Gates III
                                         )       Chairman of the Board and CEO
Directors:                               )
         William H. Gates                )
         Paul G. Allen                   )       Pursuant to Power of
         Richard A. Hackborn             )       Attorney dated July 2, through
         David F. Marquardt              )       July 12, 1996
         Robert D. O'Brien               )
         William G. Reed, Jr.            )
         John A. Shirley                 )
         Jill E. Barad                   )

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William H. Gates III, his attorney-in-fact, for him in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                                                                            Dated
                                                                            -----
/s/ Michael W. Brown           Vice President, Finance; Chief           July 12, 1996
- --------------------           Financial Officer (Principal
Michael W. Brown               Financial and Accounting Officer)


/s/ William H. Gates III       Chairman, Chief Executive Officer,       July 12, 1996
- ------------------------       Director (Principal Executive
William H. Gates III           Officer)


/s/ Paul G. Allen              Director                                 July 3, 1996
- -----------------
Paul G. Allen


/s/ Richard A. Hackborn        Director                                 July 5, 1996
- -----------------------
Richard A. Hackborn


/s/ David F. Marquardt         Director                                 July 12, 1996
- ----------------------
David F. Marquardt


/s/ Robert D. O'Brien          Director                                 July 12, 1996
- ---------------------
Robert D. O'Brien


/s/ William G. Reed, Jr.       Director                                 July 2, 1996
- ------------------------
William G. Reed, Jr.


/s/ Jon A. Shirley             Director                                 July 12, 1996
- ------------------
Jon A. Shirley


/s/  Jill E. Barad             Director                                 July 3, 1996
- ------------------
Jill E. Barad

                                INDEX TO EXHIBITS

Exhibit No.                   Description                    Page or Footnote
- -----------                   -----------                    ----------------
3.1               Restated Articles of Incorporation         See footnote (1)

3.2               Bylaws                                     See footnote(1)

5                 Opinion of Counsel re: legality            See attached.

13                1995 Annual Report to Shareholders         See footnote (1)

23.1              Consent of Deloitte & Touche LLP           See attached.
                  as Independent Accountants

23.2              Consent of Preston Gates & Ellis           See footnote (2)

24                Power of Attorney                          See page II-3

- --------

(1) Incorporated by reference to Microsoft's Form 10-K for the fiscal year ended June 30, 1995.

(2)  Contained within Exhibit 5.